UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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LIFETIME BRANDS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement)

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LIFETIME BRANDS, INC.
1000 Stewart Avenue
Garden City, New York 11530

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON June 7, 2007

Notice is hereby given that the Annual Meeting of Stockholders of Lifetime Brands, Inc., a Delaware corporation (the “Company”), will be held at the office of the Company, 1000 Stewart Avenue, Garden City, New York 11530 on Thursday June 7, 2007, at 10:30 a.m., local time, for the following purposes:

(1)	To elect a board of eight directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2)	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company; and

(3)	To transact such other business as may properly come before the meeting, or any adjournment(s) or postponement(s) thereof.

Stockholders of record at the close of business on April 23, 2007 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company’s office, 1000 Stewart Avenue, Garden City, New York 11530, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting.

By Order of the Board of Directors

Craig Phillips, Secretary

Garden City, New York

April 27, 2007

THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

LIFETIME BRANDS, INC .
1000 Stewart Avenue
Garden City, New York 11530

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on June 7, 2007

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Lifetime Brands, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record at the close of business on April 23, 2007 are entitled to notice of and to vote at the Meeting. This Proxy Statement and the accompanying Proxy shall be mailed to stockholders on or about May 8, 2007.

THE MEETING

Voting at the Meeting

On April 23, 2007, there were 13,293,061 shares of the Company’s common stock, $.01 par value (the “Common Stock”), issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders at the Meeting.

A majority of the Company’s outstanding shares of Common Stock represented at the Meeting, in person or by proxy, shall constitute a quorum. Assuming a quorum is present, (1) the affirmative vote of a plurality of the shares so represented is necessary for the election of directors and (2) the affirmative vote of a majority of the shares so represented is necessary to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company.

Proxies and Proxy Solicitation

All shares of Common Stock represented by properly executed proxies will be voted at the Meeting in accordance with the directions marked on the proxies, unless such proxies have previously been revoked. If no directions are indicated on such proxies, they will be voted for the election of each nominee named below under “Election of Directors” and for the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company. If any other matters are properly presented at the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority upon such holders to vote on such matters) in accordance with their best judgment. Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of a written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company), or, if a stockholder is present at the Meeting, he may elect to revoke his proxy and vote his shares personally. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

If a stockholder, present in person or by proxy, abstains on any matter, such stockholder’s shares of Common Stock will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote “against” the matter, even though the stockholder may interpret such action differently. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

The Company will bear the cost of preparing, printing, assembling and mailing the proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial holders at the request of the Company. In addition to the solicitation of proxies by the use of the mails, officers and other employees of the Company may solicit proxies by telephone without being paid any additional compensation. The Company will reimburse such persons for their reasonable out-of-pocket expenses in accordance with the regulations of the Securities and Exchange Commission (“SEC”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of April 23, 2007 (except where otherwise noted) based on a review of information filed with the SEC and the Company’s stock records with respect to (a) each person known to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each Director or nominee for a directorship of the Company, (c) each executive officer of the Company, and (d) all Directors, nominees and executive officers as a group. Unless otherwise stated, each of such persons has sole voting and investment power with respect to such shares.

Name and Address	Number of Shares Beneficially Owned*		% of Shares Beneficially Owned*
Directors and Executive Officers
Jeffrey Siegel (1)	1,313,574	(2)	9.79

Craig Phillips (1)	840,870	(3)	6.31

Ronald Shiftan (1)	456,845	(4)	3.33

Larry Sklute (1)	73,000	(5)	†

Robert Reichenbach (1)	72,000	(5)	†

Evan Miller (1)	71,303	(6)	†

Robert McNally (1)	46,120	(7)	†

Alan Kanter (1)	21,875	(5)	†

Cherrie Nanninga (1)	7,485	(8)	†

William Westerfield (1)	6,485	(9)	†

Sheldon Misher (1)	6,485	(9)	†

Michael Jeary (1)	1,485		†

Fiona Dias (1)	779		†

All directors and executive officers as a group (13 persons)	2,918,306	(10)	21.73

Name and Address	Number of Shares Beneficially Owned*		% of Shares Beneficially Owned*
5% Shareholders
Milton L. Cohen and Norma M. Cohen	1,008,840	(11)	7.59
133 Everit Avenue, Hewlett Bay Park, NY 11557

Schwartz Investment Counsel, Inc. and Schwartz Investment	998,168	(12)	7.51
Trust
3707 W. Maple Rd., suite 100
Bloomfield Hills, MI 48301

Bruce Cohen	763,922	(13)	5.75
1 Evans Drive, Brookville, NY 11545

Laura Miller	702,300	(14)	5.28
1312 Harbor Road, Hewlett Harbor, NY 11598

Jove Partners, LP and Joel Tomas Citron	700,000	(15)	5.27
595 Madison Avenue, New York, NY 10022

Jodie Glickman	684,661	(16)	5.15
1233 Beech Street–Unit 35
Atlantic Beach, NY 11509

Notes:

(*)

Calculated on the basis of 13,293,061 shares of Common Stock outstanding on April 23, 2007, except that shares underlying options exercisable within 60 days are deemed to be outstanding for purposes of calculating the beneficial ownership of securities owned by the holder of such options.

(1)	The address of such individuals is c/o the Company, 1000 Stewart Avenue, Garden City, New York 11530.

(2)

Based on the Schedule 13G dated January 10, 2006 filed with the SEC reporting beneficial ownership of the Company’s securities held by Jeffrey Siegel as of November 23, 2005 and subsequent information provided to the Company, includes: (i) 125,000 shares issuable upon the exercise of options which are exercisable within 60 days and (ii) 1,010 shares of Common Stock owned by Mr. Siegel’s wife of which Mr. Siegel disclaims beneficial ownership. Does not include: (iii) 718,465 shares owned by eight separate irrevocable trusts for the benefit of Jeffrey Siegel’s children, nieces, nephews and grandchildren. Jeffrey Siegel is not a trustee of these trusts and disclaims beneficial ownership of the shares held by the trusts.

(3)

Based on the Schedule 13G dated February 6, 2006 filed with the SEC reporting beneficial ownership of the Company’s securities held by Craig Phillips as of November 23, 2005 and subsequent information provided to the Company. Consists of: (i) 784,392 shares owned directly by Craig Phillips, (ii) 28,278 shares held by an irrevocable trust for the benefit of Craig Phillips and (iii) 28,200 shares issuable upon the exercise of options which are exercisable within 60 days.

(4)	Includes 431,000 shares issuable upon the exercise of options which are exercisable within 60 days.

(5)	Consists of shares issuable upon the exercise of options which are exercisable within 60 days.

(6)

Consists of: (i) 100 shares owned directly by Evan Miller, (ii) 29,000 shares issuable upon the exercise of options which are exercisable within 60 days and (iii) 42,203 shares held in an irrevocable trust for the benefit of Evan Miller, for which Mr. Miller’s wife, Laura Miller, is the sole trustee.

(7)

Consists of: (i) 11,000 shares owned directly by Robert McNally, (ii) 31,920 shares owned jointly by Robert McNally and his wife and (iii) 3,200 shares issuable upon the exercise of options which are exercisable within 60 days.

(8)	Includes 6,000 shares issuable upon the exercise of options which are exercisable within 60 days.

(9)	Includes 5,000 shares issuable upon the exercise of options which are exercisable within 60 days.

(10)	Includes 799,275 shares issuable upon the exercise of options that are exercisable within 60 days.

(11)

Based on the Schedule 13G filed with the SEC on February 14, 2007 reporting beneficial ownership of the Company’s securities held by Milton L. Cohen as of December 31, 2006 and subsequent information provided to the Company. Consists of 1,008,840 shares beneficially owned by Milton L. Cohen. Pursuant to a guardianship proceeding, Mr. Cohen’s wife, Norma M. Cohen, has shared voting and dispositive power over such shares.

(12)

Based on the Schedule 13G dated February 12, 2007 filed with the SEC reporting beneficial ownership of the Company’s securities as of December 31, 2006 held by Schwartz Investment Counsel, Inc. (“SICI”), FEIN 38-2325495 – 353,168 shares, and Schwartz Investment Trust (“SIT”), on behalf of its series Funds, Schwartz Value Fund, FEIN 31-6456713 and Ave Maria Opportunity Fund, FEIN 20-4531240 – 645,000 shares.

(13)

Based on the Schedule 13D filed with the SEC on December 1, 2005 reporting beneficial ownership of the Company’s securities held by Bruce Cohen as of November 23, 2005 and subsequent information provided to the Company. Consists of: (i) 265,670 shares of Common Stock held in an irrevocable trust for the benefit of Mr. Cohen, for which Mr. Cohen, Mrs. Glickman and Mrs. Miller are the trustees (the “Bruce Cohen Trust”), (ii) 19,768 shares of Common Stock owned directly by Mr. Cohen, and (iii) the following shares of Common Stock for which Mr. Cohen disclaims beneficial ownership: (a) 153,985 shares of Common Stock held in two irrevocable trusts for the benefit of Mrs. Glickman, for which Mr. Cohen, Mrs. Glickman and Mrs. Miller are the trustees (the “Jodie Glickman Trusts”), (b) 158,155 shares of Common Stock held in two irrevocable trusts for the benefit of Mrs. Miller, for which Mr. Cohen, Mrs. Glickman and Mrs. Miller are the trustees (the “Laura Miller Trusts”), and (c) 166,344 shares of Common Stock held in four irrevocable trusts for the benefit of Mr. Cohen’s wife and children, for which Mr. Cohen is the sole trustee (the “Cohen Family Trusts”).

(14)

Based on the Schedule 13D filed with the SEC on December 1, 2005 reporting beneficial ownership of the Company’s securities held by Laura Miller as of November 23, 2005 and subsequent information provided to the Company. Consists of: i) 158,155 shares of Common Stock held in the Laura Miller Trusts, and (ii) the following shares of Common Stock for which Mrs. Miller disclaims beneficial ownership: (a) 265,670 shares of Common Stock held in the Bruce Cohen Trust, (b) 153,985 shares of Common Stock held in the Jodie Glickman Trusts, and (c) 124,490 shares of Common Stock held in four irrevocable trusts for the benefit of Mrs. Miller’s husband and children, for which Mrs. Miller is the sole trustee (the “Miller Family Trusts”). Excludes 29,000 shares of Common Stock issuable to Mrs. Miller’s husband, Evan Miller, upon the exercise of options which are exercisable within 60 days and 100 shares of Common Stock owned directly by Evan Miller.

(15)

Based on the Schedule 13D, dated January 31, 2007, filed with the SEC reporting beneficial ownership of the Company’s securities as of January 25, 2007 held by Jove Partners, LP, a Delaware limited partnership (“Jove Partners”), and Joel Tomas Citron (together, the “Reporting Persons”). Jove Partners is the investment manager of Jove Master Fund, Ltd., a Cayman Islands exempted corporation (the “Master Fund”), which is a master trading vehicle and the holder of the Company’s securities. Mr. Citron is the managing member of the general partner of Jove Partners. The Reporting Persons may be deemed to have beneficial ownership over the Company’s securities by virtue of the discretion and authority granted to Jove Partners by the Master Fund to vote and to dispose of the securities held by the Master Fund.

(16)

Based on the Schedule 13D filed with the SEC on December 1, 2005 reporting beneficial ownership of the Company’s securities held by Jodie Glickman as of November 23, 2005 and subsequent information provided to the Company. Consists of: (i) 153,985 shares of Common Stock held in the Jodie Glickman Trusts, (ii) 29,844 shares of Common Stock owned directly by Mrs. Glickman, and (iii) the following shares of Common Stock for which Mrs. Glickman disclaims beneficial ownership: (a) 265,670 shares of Common Stock held in the Bruce Cohen Trust, (b) 158,155 shares of Common Stock held in the Laura Miller Trusts, and (c) 77,007 shares of Common Stock held in four irrevocable trusts for the benefit of Mrs. Glickman’s husband, children and grandchild, for which Mrs. Glickman is the sole trustee.

(†)	Less than 1% of outstanding shares.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

A board of eight directors is to be elected at the Meeting to hold office until the next Annual Meeting of Stockholders, or until their successors are duly elected and qualified. The following nominees have been recommended by the Board of Directors. Each of the nominees are current Directors of the Company. It is the intention of the persons named in the enclosed proxy to vote the shares covered thereby for the election of the eight persons named below, unless the proxy contains contrary instructions:

Name	Age	Position	Director of the Company or its Predecessor Since
Jeffrey Siegel	64	Chairman of the Board of Directors, Chief Executive	1967
		Officer and President

Ronald Shiftan	62	Vice Chairman of the Board of Directors and Chief	1984
		Operating Officer

Craig Phillips	57	Senior Vice-President—Distribution, Secretary and	1973
		Director

Fiona Dias	41	Director	2006

Michael Jeary	60	Director	2005

Sheldon Misher	66	Director	2004

Cherrie Nanninga	58	Director	2003

William Westerfield	75	Director	2004

Jeffrey Siegel is Chairman of the Board of Directors, Chief Executive Officer and President. Mr. Siegel has held the position of Chairman of the Board since June 2001 and the position of Chief Executive Officer since December 2000. Mr. Siegel is also a member of the Board of Directors of the International Housewares Association.

Ronald Shiftan was elected Vice Chairman of the Board of Directors in November 2004 and has been Chief Operating Officer since June 2005. From October 2002 to November 2004, Mr. Shiftan served as a consultant to the Company. From September 1998 to January 2002, Mr. Shiftan was Deputy Executive Director of The Port Authority of New York and New Jersey. He is also a director of the Rumson-Fair Haven Bank & Trust Company.

Craig Phillips has been Senior Vice-President—Distribution since July 2003 and Secretary since 1973. Prior to July 2003, Mr. Phillips held the position of Vice-President—Manufacturing since 1973.

Fiona Dias has been Executive Vice-President, Partner Strategy & Marketing, GSI Commerce Inc., a provider of e-commerce solutions, since February 2007. Prior to that, she held various positions at Circuit City Stores, Inc. from November 2000 to August 2006, most recently as Executive Vice-President and Chief Marketing Officer. Ms. Dias is a member of the Board of Directors, Chairperson of the Diversity Committee and a member of the Nominating and Governance Committee of Choice Hotels, Inc. The Board of Directors of the Company appointed Ms. Dias to the Board of Directors in November 2006.

Michael Jeary has been President and Chief Executive Officer of Partners + Jeary, an advertising agency, since 2006. From 1998 to 2006, Mr. Jeary was President and Chief Operating Officer of Della Femina Rothschild Jeary and Partners, an advertising agency and from January 2006 was Vice Chairman. Mr. Jeary is on the New York Board of the American Association of Advertising Agencies.

Sheldon Misher has been counsel in the New York office of McCarter & English, a law firm headquartered in Newark, New Jersey, since October 2001.

Cherrie Nanninga has been the Chief Operating Officer of the New York Tri-State Region of CB Richard Ellis, Inc., a commercial real estate firm, since 2002. For twenty-three years prior thereto, Ms. Nanninga was employed by the Port Authority of New York and New Jersey where she most recently served as Deputy Chief Financial Officer and Director of Real Estate.

William Westerfield is retired. From 1965 to 1992 he was an audit partner at Price Waterhouse LLP. Mr. Westerfield currently is a member of the Boards of Directors and a member of the Audit Committees of Gymboree Corp., an international children’s apparel retailer, and West Marine, Inc., a boating supply retailer.

The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, should any of the foregoing nominees become unavailable for any reason, the persons named in the enclosed proxy intend to vote for such other person or persons as the Board may nominate.

The Board recommends that stockholders vote FOR the election of the nominated directors. Signed proxies which are returned will be so voted unless otherwise instructed on the proxy card.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of each of the Company’s directors and executive officers as of December 31, 2006:

Name	Age	Position
Jeffrey Siegel	64	Chairman of the Board of Directors, Chief Executive
		Officer and President

Ronald Shiftan	62	Vice Chairman of the Board of Directors and Chief
		Operating Officer

Alan Kanter	54	Group President of the Flatware and Home Décor
		Divisions and Executive Vice-President

Evan Miller	42	President of Sales and Executive Vice-President

Robert Reichenbach	57	President of the Cutlery and Cutting Boards,
		Bakeware and At-Home Entertaining Divisions and
		Executive Vice-President

Larry Sklute	62	President of the Kitchenware Division and Executive
		Vice-President

Craig Phillips	57	Senior Vice-President—Distribution, Secretary and
		Director

Robert McNally	60	Chief Financial Officer, Vice-President—Finance and
		Treasurer

Howard Bernstein	86	Director

Fiona Dias	41	Director

Michael Jeary	60	Director

Sheldon Misher	66	Director

Cherrie Nanninga	58	Director

William Westerfield	75	Director

Howard Bernstein has been a member of the firm of Cole, Samsel & Bernstein LLC (and its predecessors), certified public accountants, for approximately fifty-one years. Mr. Bernstein resigned as a director, effective February 1, 2007, for personal reasons. Following Mr. Bernstein’s resignation, the Board of Directors of the Company reduced the number of the members of the Board of Directors from nine to eight.

Alan Kanter has been Group President of the Flatware and Home Décor Divisions, and Executive Vice-President since April 2006. From 1986 to 2006, Mr. Kanter held various positions at Syratech Corporation, a manufacturer and distributor of houseware products and from 2005 to 2006 held the position of Co-Chief Executive Officer.

Evan Miller has been President of Sales and an Executive Vice-President since March 2002. Prior thereto, Mr. Miller was the Company’s Senior Vice-President—Sales since February 2000.

Robert Reichenbach has been President of the Company’s Cutlery and Cutting Boards, Bakeware and At-Home Entertaining Divisions since February 2001. He has been an Executive Vice-President since March 2002.

Larry Sklute has been President of the Company’s Kitchenware Division since February 2001. He has been an Executive Vice-President since June 2006.

Robert McNally has been the Company’s Chief Financial Officer, Vice-President—Finance and Treasurer since 1997.

All of the Company’s officers are elected annually by the Board of Directors and hold office at the pleasure of the Board of Directors and serve until their successors are elected and qualified.

See Election of Directors for biographies relating to Directors.

CORPORATE GOVERNANCE

Board Independence

The Board has determined that Ms. Fiona Dias, Messrs. Michael Jeary and Sheldon Misher, Ms. Cherrie Nanninga and Mr.William Westerfield, are independent directors under the listing standards of The NASDAQ Stock Market, LLC. Messrs. Jeffrey Siegel, Ronald Shiftan and Craig Phillips are employees of the Company and are not considered to be independent directors.

Code of Conduct and Business Ethics

The Company has adopted a Code of Conduct, that applies to all of its directors, officers (including its chief executive officer, chief financial officer and controller) and employees. On an annual basis, written acknowledgement of understanding and compliance is required of all directors, officers and employees. A copy of the Company’s code of conduct will be furnished to any stockholder, without charge, upon written request to the Vice-President—Finance of the Company.

Board Meetings

The Board of Directors held 7 meetings during the fiscal year ended December 31, 2006. Fiona Dias was appointed as a director of the Company in November 2006; Ms. Dias attended one meeting of the Board of Directors in 2006.

Board and Committee Attendance

All of the directors attended the Company’s 2006 Annual Meeting of Stockholders. Directors are expected, but not required, to attend the 2007 Annual Meeting of Stockholders. The Board of Directors hold meetings on at least a quarterly basis, and more often if necessary to fulfill its responsibilities. Effective February 1, 2007, Howard Bernstein resigned as a director of the Company, for personal reasons. Mr. Bernstein attended all scheduled board and committee meetings in 2006.

Stockholder Communication with Directors

Stockholders who wish to communicate with members of the Board of Directors, including the independent directors, individually or as a group, may send correspondence to them in care of the Secretary at the Company’s principal office, 1000 Stewart Avenue, Garden City, New York 11530. Alternatively, the directors may be contacted via e-mail at BoardofDirectors@lifetimebrands.com .

Board Nomination Process

The Company does not have a standing nominating committee or committee performing similar functions. Instead, the Board of Directors as a whole acts as a nominating committee. The Board of Directors believe that it is appropriate for the Company not to have such a committee in view of the fact that the Board of Directors has adopted a policy that the Board of Directors will not nominate any nominee unless such nominee is approved by a majority of the independent directors of the Board of Directors.

The directors of the Company are elected annually by the stockholders of the Company. They serve until the next annual meeting of the stockholders of the Company or until their successors have been duly elected and qualified or until their earlier resignation or removal.

Audit Committee

The Audit Committee is composed of three directors, each of whom is independent, as required by the Audit Committee charter and the listing requirements for The NASDAQ Stock Market, LLC. The current members of the Committee are William Westerfield (Chairman), Cherrie Nanninga and Michael Jeary. The Company’s Board of Directors has determined that William Westerfield is an “audit committee financial expert,” as defined by SEC rules. The Audit Committee held ten meetings during 2006.

The Audit Committee, among other things, regularly:

–	considers the qualifications of and appoints the independent accountants of the Company; and

–	reviews the activities of the Company's independent accountants;

–	reviews and approves audit fees and fees for non-audit services rendered or to be rendered by the independent accountants, and reviews the audit plan and the services rendered or to be rendered by the independent accountants for each year and the results of their audit for the previous year;

–	evaluates the Company’s organization and its internal controls, policies, procedures and practices to determine whether they are reasonably designed to:

–	provide for the safekeeping of the Company's assets; and

–	assure the accuracy and adequacy of the Company's records and financial statements;

–	reviews the activities of the Company's outsourced internal audit function, including approving the internal audit plan and budget;

–	reviews the Company's financial statements and reports;

–	monitors compliance with the Company's internal controls, policies, procedures and practices;

–	undertakes such other activities as the Board from time to time may delegate to it.

The complete text of the Audit Committee charter was set forth as an appendix to the Company’s 2006 Proxy Statement.

Compensation Committee

The Compensation Committee is composed of four directors, each of whom is independent. The current members are Sheldon Misher (Chairman), Fiona Dias, Cherrie Nanninga and Michael Jeary. The Compensation Committee held seven meetings during 2006. Fiona Dias was appointed as a director of the Company in November 2006; Ms. Dias attended one meeting of the Compensation Committee in 2006.

The purpose of the Compensation Committee is to assist the Board of Directors of the Company in fulfilling its responsibilities relating to executive as well as non-executive compensation. The principal duties and responsibilities of the Compensation Committee include: reviewing and approving compensation principles that apply generally to the Company’s employees, establishing and reviewing corporate goals and objectives relevant to the compensation of the Chief Executive Officer and Chief Operating Officer, and reviewing, based primarily on the evaluations and recommendations of the Chief Executive Officer and Chief Operating Officer, the performance of the other executive officers of the Company. The Compensation Committee is also responsible for the administration of the Company’s 2000 Incentive Bonus Compensation Plan and the Company’s 2000 Long-Term Incentive Plan.

The complete text of the Compensation Committee charter is set forth as Appendix A to this Proxy Statement.

Governance Committee

The Governance Committee is composed of four directors. The current members are Sheldon Misher (Chairman), Fiona Dias, Cherrie Nanninga and Ronald Shiftan. The Governance Committee held one meeting during 2006.

The Governance Committee develops and makes recommendations to the Board of Directors regarding governance principles applicable to the Company. The Governance Committee’s principal duties and responsibilities include assessing the structure of the committees of the Board of Directors, developing and recommending corporate governance guidelines and developing and recommending procedures for the evaluation and self evaluation of the Board of Directors.

Executive Sessions

The independent directors meet at regularly scheduled executive sessions without members of management present.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company reviewed and discussed the consolidated financial statements of the Company and its subsidiaries that are set forth in the Company’s 2006 Annual Report to Stockholders and in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 with management of the Company and Ernst & Young LLP, the independent registered public accounting firm of the Company.

The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, which includes, among other items, matters relating to the conduct of an audit of the Company’s financial statements and the adequacy of internal controls.

The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 and discussed with Ernst & Young LLP that firm’s independence from the Company. The Committee concluded that the provision by Ernst & Young LLP of non-audit services, including tax preparation services, to the Company is compatible with its independence.

Based on the review and discussions with management of the Company and Ernst & Young LLP referred to above, the Audit Committee recommended to the Board of Directors that the Company publish the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2006 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and in the Company’s 2006 Annual Report to Stockholders.

April 27, 2007

The Audit Committee

William Westerfield - Chairman
Cherrie Nanninga
Michael Jeary

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The Company’s compensation program historically has been designed to attract, reward, and retain capable executives and to provide incentives for the attainment of short-term performance objectives and strategic long-term performance goals. A number of key principles guide Management and the Compensation Committee in determining compensation for hiring, motivating, rewarding, and retaining executive officers who create both short and long-term stockholder value for the Company. The Company believes that a significant amount of compensation must be linked to measurable success in business performance. A strong link between compensation and performance provides incentives for achieving short and long-term financial and business objectives and increasing the value of the Company’s stock, thereby increasing value to the Company’s stockholders. Management and the Compensation Committee also believe that it must set compensation at levels that will be competitive with the compensation offered by those companies against whom the Company competes for executive talent so that the Company continues to attract and retain talented and experienced executives.

In an effort to balance the need to retain executive talent yet motivate executives to achieve superior performance, Management and the Compensation Committee adopted a compensation philosophy that contains both fixed and variable elements of compensation.

The named executive officers (“NEOs”) in this Proxy Statement are:

Jeffrey Siegel	Chairman of the Board of Directors, Chief Executive
Officer and President

Ronald Shiftan	Vice Chairman of the Board of Directors and Chief
Operating Officer

Alan Kanter	President of the Flatware and Home Décor Divisions
and Executive Vice-President

Evan Miller	President of Sales and Executive Vice-President

Robert McNally	Chief Financial Officer, Vice-President—Finance and
Treasurer

Role of the Compensation Committee

The purpose of the Compensation Committee is to assist the Board of Directors of the Company in fulfilling its responsibilities relating to executive as well as non-executive compensation. The principal duties and responsibilities of the Compensation Committee include: (i) reviewing and approving compensation principles that apply generally to the Company’s employees; (ii) establishing and reviewing corporate goals and objectives relevant to the compensation of the Chief Executive Officer and Chief Operating Officer, evaluating their performance in light of the established goals and objectives, and approving their annual compensation; (iii) reviewing the corporate goals and objectives established by the Chief Executive Officer and Chief Operating Officer relevant to the compensation of the other NEOs and the other executive officers of the Company; and, (iv) reviewing, based primarily on the evaluations and recommendations of the Chief Executive Officer and Chief Operating Officer, the performance of such executive officers in light of the established goals and objectives. The Compensation Committee also reviews the evaluation process and compensation structure for the other members of the senior management of the Company. The Compensation Committee is also responsible for the administration of the Company’s 2000 Incentive Bonus Compensation Plan and the Company’s 2000 Long-Term Incentive Plan.

Specific Elements of NEO Compensation

Salary

Salary is intended to compensate the executive for performance of core job responsibilities and duties.

The salaries of Jeffrey Siegel and Ronald Shiftan are fixed by employment agreements that have been negotiated between Messrs. Siegel and Shiftan and the Compensation Committee and are subject to annual increases based on changes in the Bureau of Labor Statistics Consumer Price Index for All Urban Consumers for the New York Area.

In determining Mr. Siegel’s compensation, the Compensation Committee took into account Mr. Siegel’s long-standing executive role in the Company, his extensive knowledge of and experience in the Housewares industry and his role in directing the growth of the Company over the past five years. The Compensation Committee views Mr. Siegel as one of the significant leaders in the Housewares industry. The Compensation Committee also reviewed compensation being paid to other chief executive officers having the depth of experience, knowledge and industry awareness possessed by Mr. Siegel.

In determining Mr. Shiftan’s compensation, the Compensation Committee took into account his significant role in structuring and implementing the Company’s acquisition strategy. The Compensation Committee also considered Mr. Shiftan’s role in assisting Mr. Siegel in various aspects of the Company’s business as its growth accelerated.

The salaries of the other NEOs are initially based on standard employment agreements entered into between the NEOs and the Company with annual increases determined by Jeffrey Siegel and Ronald Shiftan based on performance which are reviewed by the Compensation Committee.

Cash bonus

The NEOs receive cash bonuses based on set formulas pursuant to their respective employment agreements and are based generally on either increases in operating income or net income as more fully described below under the Summary Compensation Table.

Stock Options

The Compensation Committee granted non-qualified stock options to purchase shares of Common Stock of the Company to Jeffrey Siegel, Ronald Shiftan and Alan Kanter in connection with their respective employment agreements. The other NEOs, as well as other employees, who, in the judgment of Messrs. Siegel and Shiftan, are in a position to contribute significantly to the Company’s success, receive options generally once a year based on their performance. The option grants are approved by the Compensation Committee.

Other Compensation

The Company maintains a defined contribution 401(k) plan for all employees including the NEOs and matches contributions of 50% of the employee’s first 4% of contributions. With the acquisition of the business and certain assets of Syratech Corporation in April 2006, the Company assumed an obligation related to an agreement that provides for retirement benefit payments to Alan Kanter. The Company does not provide any such retirement benefits to any other NEO. The Company offers perquisites that it believes are customary and reasonable, such as Company paid automobile expenses, and with respect to Messrs. Siegel, Shiftan, Miller and McNally, reimbursement or payment of certain insurance expenses and with respect to Jeffrey Siegel, the reimbursement of certain legal expenses.

In 2006 Mr. Siegel’s other compensation included a $350,000 payment made to Mr. Siegel pursuant to his previous employment agreement. In 2006 Mr. Kanter’s other compensation included a $300,000 payment made to Mr. Kanter for assistance he provided the Company in its evaluation of the markets for sterling silver and stainless steel flatware, picture frames and home décor products in connection with the acquisition of the business and certain assets of Syratech Corporation.

The following chart shows each of the above elements of compensation as a percentage of total compensation received by the NEOs for 2006:

	Major Elements of Each NEO's Compensation as a Percentage of Total Compensation				Total Compensation Per Summary Compensation Table below
	Salary %	Bonus%	Stock options%	Other compensation% (1)	Total $
Jeffrey Siegel	32	31	20	17	$2,937,902

Ronald Shiftan	64	30	—	6	648,439

Alan Kanter	27	15	15	43	1,007,930

Evan Miller	44	49	4	3	790,128

Robert McNally	75	12	8	5	366,685

Note:

(1)     Reflects the amounts shown in the “Change in Pension Value” and “All Other Compensation” columns of the Summary Compensation Table.

Accounting and Tax Considerations

Internal Revenue Code Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to any of the corporation’s Chief Executive Officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Company periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portion of an executive’s compensation to comply with certain exemptions in Section 162(m). However, the Company reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m), when the Company believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the executive officer’s performance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussion referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

April 27, 2007

The Compensation Committee

Sheldon Misher - Chairman
Fiona Dias
Michael Jeary
Cherrie Nanninga

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of the Company’s Chief Executive Officer and President, Chief Financial Officer and each of its other three most highly compensated executive officers whose annual compensation for 2006 exceeded $100,000:

Name and Principal Position	Year	Salary	Bonus	Option awards (1)	Change in pension value	All other compensation		Total
Jeffrey Siegel	2006	$937,869	$889,000	$599,444	—	$511,589	(2)	$2,937,902
Chairman of the Board of
Directors, Chief
Executive Officer and
President

Ronald Shiftan	2006	414,045	198,000	—	—	36,394	(3)	648,439
Vice Chairman of the
Board of Directors and
Chief Operating Officer

Alan Kanter	2006	269,529	146,600	149,500	134,000	308,301	(4)	1,007,930
Group President of the
Flatware and Home Décor
Divisions and Executive
Vice—President

Evan Miller	2006	349,526	388,295	34,773	—	17,534	(5)	790,128
President of Sales and
Executive Vice-President

Robert McNally	2006	274,729	45,000	27,819	—	19,137	(6)	366,685
Chief Financial Officer,
Vice-President—Finance
and Treasurer

Notes:

(1)

Represents the fair value of the stock options as determined under Statement of Financial Accounting Standards No. 123(R), Shares-Based Payment that has been recognized as expense by the Company during 2006. For information regarding the valuation of these options refer to Note F to the Company’s Consolidated Financial Statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

(2)

Includes $350,000 due to Mr. Siegel pursuant to his previous employment agreement, reimbursement of insurance of $100,000 (includes a gross-up payment to cover taxes of $40,000), reimbursement of legal fees of $30,000, Company paid automobile related expenses of $27,589 and a 401(k) matching contribution made by the Company of $4,000.

(3)	Includes reimbursement of insurance of $20,000, Company paid automobile related expenses of $12,394 and a 401(k) matching contribution made by the Company of $4,000.

(4)

Includes a $300,000 payment made to Mr. Kanter for assistance he provided the Company in its evaluation of the markets for sterling silver and stainless steel flatware, picture frames and home décor products in connection with the acquisition of the business and certain assets of Syratech Corporation, Company paid automobile related expenses of $5,504 and a 401(k) matching contribution made by the Company of $2,797.

(5)	Includes Company paid automobile related expenses of $13,025, a 401(k) matching contribution made by the Company of $4,000 and the dollar value of Company paid life insurance of $509.

(6)	Includes Company paid automobile related expenses of $14,046, a 401(k) matching contribution made by the Company of $4,000 and the dollar value of Company paid life insurance of $1,091.

Jeffrey Siegel

On May 2, 2006, Jeffrey Siegel entered into an employment agreement with the Company whereby the Company employed him as its President and Chief Executive Officer for a five year term that commenced on January 1, 2006, thereafter, the term automatically renews for additional consecutive one year periods unless terminated by either the Company or Mr. Siegel. The agreement provides for an annual salary of $900,000 with annual increments based on changes in the Bureau of Labor Statistics Consumer Price Index for All Urban Consumers for the New York Area.

The employment agreement provides for the payment each year of:

(i)

An annual cash performance bonus of 3.5% of the annual increase of the Company’s income before income taxes over the Company’s income before income taxes for the immediately prior year, as reported in the Company’s consolidated statements of income in its annual report excluding extraordinary items that appear on the audited financial statements as extraordinary items, and;

(ii)

An annual cash performance bonus of 2.5% of the Company’s annual income before income taxes as reported in the Company’s consolidated statements of income in its annual report excluding extraordinary items that appear on the audited financial statements as extraordinary items (the “2.5% EIBIT Bonus”), and;

(iii)	To the extent that the Company has annual income before income taxes, 2.5% of an amount equal to the sum of his base salary and the 2.5% EIBIT Bonus.

Pursuant to the agreement, the total of Mr. Siegel’s salary and the 2.5% EIBIT Bonus in any year shall not exceed $1,800,000.

On the date of the execution of the agreement, the Company also granted Mr. Siegel an option to purchase 250,000 shares of the Company’s Common Stock pursuant to the Company’s 2000 Long-Term Incentive Plan, the terms of which are described under Grants Of Plan Based Awards For The Fiscal Year Ended December 31, 2006.

Under Mr. Siegel’s previous employment agreement dated April 6, 2001, Mr. Siegel was due a payment of $350,000 by April 6, 2006. The Company did not make such payment by April 6, 2006. Pursuant to his current employment agreement, the amount will be paid to Mr. Siegel, plus interest, in installments through January 1, 2008.

Upon execution of the employment agreement, the Company paid Mr. Siegel a signing bonus of $125,000.

The agreement also provides for other perquisites including Company paid automobile related expenses, the reimbursement of legal fees for financial, investment and/or tax advice, and the drafting of wills and trusts in connection with estate planning up to $10,000 during any twelve month period, reimbursement of legal fees related to the drafting of his employment agreement up to $20,000 and the reimbursement of insurance premiums paid by Mr. Siegel up to $60,000 per year plus a gross-up payment from the Company in an amount such that the net amount retained by Mr. Siegel, after the calculation and reduction for any Federal, state, and local income taxes and employment taxes on the gross-up payment, shall be equal to the additional life insurance policy income.

The agreement further provides for payments due to Mr. Siegel upon the termination of his employment as described in the section Potential Payments Upon Termination or Change in Control.

Ronald Shiftan

On October 17, 2005, the Company entered into an employment agreement with Ronald Shiftan whereby the Company employed him as its Vice Chairman and Chief Operating Officer for a five year term commencing on July 1, 2005, thereafter, the term automatically renews for additional one year periods unless terminated by either the Company or Mr. Shiftan. The agreement provides for an initial annual salary of $400,000 with annual increases based on changes in the Bureau of Labor Statistics Consumer Price Index for All Urban Consumers for the New York Area. Effective January 1, 2007, Mr. Shiftan’s employment agreement was amended to increase his annual salary to $500,000.

The employment agreement provides for an annual cash bonus to be received by Mr. Shiftan equal to 6% of the annual increase in the Company’s income before income taxes (excluding items that appear on the audited financial statements as extraordinary items and items that the Board of Directors, in its sole discretion, determines are outside of the ordinary course of business) over the prior year.

Upon signing of the agreement, the Board of Directors of the Company granted Mr. Shiftan an option to purchase 350,000 shares of the Company’s Common Stock pursuant to the Company’s 2000 Long-Term Incentive Plan. The options expire five years from the date of grant. Under the original terms of the option, 25% of the options vested and became exercisable on October 6, 2005 with the remaining options vesting and become exercisable ratably each quarter thereafter commencing on December 31, 2005 through June 30, 2010. On December 22, 2005, the Board of Directors of the Company approved the acceleration of the vesting of all unvested outstanding employee stock options including Mr. Shiftan’s options. As a result, Mr. Shiftan’s option to purchase 262,500 common shares, which otherwise would have vested and become exercisable ratably on a quarterly basis beginning December 31, 2005 became fully vested and immediately exercisable as of December 22, 2005. The purpose of accelerating the vesting of the options was to reduce the non-cash compensation expense that would be recorded in future periods following the Company’s adoption of Statement of Financial Accounting Standards No. 123(R) on January 1, 2006. In order to limit the personal benefit to Mr. Shiftan, as well as all other optionees, of fully vesting their options, the Board of Directors of the Company imposed restrictions on the sale or transfer of the shares underlying the option until the earlier of (a) the date on which such options would have vested and become exercisable, without giving effect to such acceleration, or (b) death.

The agreement also provides for certain perquisites including Company paid automobile related expenses and the reimbursement of insurance premiums paid by Mr. Shiftan up to $20,000 per year. The agreement further provides for payments due to Mr. Shiftan upon the termination of his employment as described in the section Potential Payments Upon Termination or Change in Control.

Alan Kanter

On April 18, 2006, the Company entered into an employment agreement with Alan Kanter whereby the Company employs Mr. Kanter as the President of the Flatware and Home Décor Division of the Company for a three year term commencing on April 27, 2006, thereafter, the term automatically renews for additional one year periods unless terminated by either the Company or Mr. Kanter. Mr. Kanter was previously the Chief Executive Officer of Syratech Corporation, which was acquired by the Company on April 27, 2006. The agreement provides for an annual salary of $420,000, subject to increases, if any, as the Company, in its discretion, may determine, and following the completion of the Company’s fiscal years ending December 31, 2006, December 31, 2007 and December 31, 2008, a year-end bonus determined as follows:

(i)	Fiscal year 2006 - 2.5% of income before interest and income taxes for 2006 for the Syratech business.

(ii)

Fiscal year 2007 - The sum of (a) 1.5% of income before interest and income taxes for 2007 for the Syratech business, plus (b) 7.5% of the positive difference, if any, between income before interest and income taxes for 2007 for the Syratech business less income before interest and income taxes for 2006 for the Syratech business.

(iii)

Fiscal year 2008 - The sum of (a) 1.5% of income before interest and income taxes for 2008 for the Syratech business, plus (b) 7.5% of the positive difference, if any, between income before interest and income taxes for 2008 for the Syratech business less income before interest and income taxes for 2007 for the Syratech business.

In connection with the agreement, the Company also granted Mr. Kanter an option to purchase 75,000 shares of the Company’s Common Stock pursuant to the Company’s 2000 Long-Term Incentive Plan, the terms of which option are described under Grants Of Plan Based Awards For The Fiscal Year Ended December 31, 2006.

The agreement also provides for certain perquisites including Company paid automobile related expenses. The agreement further provides for payments due to Mr. Kanter upon the termination of his employment as more fully described in the section Potential Payments Upon Termination or Change in Control.

Evan Miller

On September 4, 2003, the Company entered into an employment agreement with Evan Miller whereby the Company employed Mr. Miller as the President – Sales Division and an Executive Vice-President for a three year term commencing on July 1, 2003, thereafter, the term automatically renews for additional one year periods unless terminated by either the Company or Mr. Miller. The agreement was extended for an additional one year period on July 1, 2006 pursuant to this provision. The agreement provides for an initial annual salary of $313,424, subject to annual increases based on performance, and the payment of an annual bonus of 2.5% of the Company’s net earnings after deducting all federal, state and local taxes and all other charges and reserves only if such net earnings are greater than $5,000,000. The agreement also provides for certain perquisites including Company paid automobile related expenses and Company paid life insurance.

Mr. Miller’s employment agreement further provides for payments due to Mr. Miller upon the termination of his employment as described in the section Potential Payments Upon Termination or Change in Control.

Robert McNally

On August 18, 2003, the Company entered into an employment agreement with Robert McNally whereby the Company employed Mr. McNally as Chief Financial Officer, Vice-President – Finance and Treasurer for a three year term commencing on July 1, 2003, thereafter, the term automatically renews for additional one year periods unless terminated by either the Company or Mr. McNally. The agreement was extended for an additional one year period on July 1, 2006 pursuant to this provision. The agreement provides for an initial annual salary of $240,000 subject to annual increases based on performance, and the payment of a bonus based on income from continuing operations of the Company for such fiscal year. The agreement also provides for certain perquisites including Company paid automobile related expenses and Company paid life insurance.

Mr. McNally’s employment agreement further provides for payments due to Mr. McNally upon the termination of his employment as described in the section Potential Payments Upon Termination or Change in Control.

GRANTS OF PLAN BASED AWARDS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006

The following table sets forth information regarding grants of stock based compensation to the NEOs for 2006:

Name	Grant date	Number of securities underlying options	Exercise or base price of option awards (1)	Grant date fair value of stock and option awards
Jeffrey Siegel (2)	May 2, 2006	250,000	$29.96	$2,697,500

Ronald Shiftan	—	—	—	—

Alan Kanter (3)	April 27, 2006	75,000	29.99	897,000

Evan Miller (4)	May 2, 2006	20,000	29.96	260,800

Robert McNally (4)	May 2, 2006	16,000	29.96	208,640

Notes:

(1)	Represents the closing price of the Company’s Common Stock on the respective grant dates.

(2)

Jeffrey Siegel’s options are exercisable no more than five years from the date of grant. One third of the options vested on December 31, 2006, and the balance vests in eight equal quarterly installments thereafter commencing on March 31, 2007.

(3)

Alan Kanter’s options are exercisable no more than ten years from the date of grant and vest over four years, with one-fourth vesting on the first anniversary of the grant date and three-fourths vesting in equal monthly installments over the following three years.

(4)	Robert McNally’s and Evan Miller’s options are exercisable no more than ten years from the date of grant and vest in equal yearly installments over five years, on the anniversary of the grant date.

The above stock options were granted pursuant to the Company’s 2000 Long-Term Incentive Plan (the “Plan”). Under the Plan, up to 2,500,000 shares of the Company’s Common Stock may be subject to outstanding awards granted by the Board of Directors of the Company, or a duly appointed committee thereof, to directors, officers, employees, consultants and service providers to the Company and its affiliates in the form of stock options or other equity-based awards.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

The following table sets forth the outstanding equity awards held by the NEOs at December 31, 2006:

Name	Number of securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable		Option exercise price	Option expiration date
Jeffrey Siegel	83,333	(1)	166,667	(1)	$29.96	May 2, 2011

Ronald Shiftan	75,000	(2)	—		5.55	December 6, 2011
	5,000	(3)	—		8.55	August 13, 2013
	1,000	(3)	—		20.09	June 9, 2014
	350,000	(4)	—		24.23	October 17, 2010

Alan Kanter	—		75,000	(5)	29.99	April 27, 2016

Evan Miller	25,000	(6)	—		7.72	July 1, 2013
	—		20,000	(7)	29.96	May 2, 2016

Robert McNally	—		16,000	(7)	29.96	May 2, 2016

Notes:

(1)	One-third of these options vested on December 31, 2006, and the balance vests quarterly in eight equal installments thereafter commencing on March 31, 2007.

(2)	These options were granted to Mr. Shiftan when Mr. Shiftan was a non-employee director of the Company. The options vested ratably over two years.

(3)	These options were granted to Mr. Shiftan when Mr. Shiftan was a non-employee director of the Company. The options became exercisable immediately upon grant.

(4)

Under their original terms 25% of the options vested and became exercisable on October 6, 2005 with the remaining options vesting ratably each quarter thereafter commencing on December 31, 2005 through June 30, 2010. The vesting of the options was accelerated on December 22, 2005 and the options became fully vested on that date. The purpose of accelerating the vesting of the options was to reduce the non-cash compensation expense that would be recorded in future periods following the Company’s adoption of Statement of Financial Accounting Standards No. 123(R) Share-Based Payment on January 1, 2006. Upon acceleration, restrictions were placed on the sale or transfer of the shares underlying these options until the earlier of (a) the date on which such options would have vested and become exercisable under the options original terms, or (b) the optionee’s death.

(5)	One-fourth of these options vest on April 27, 2007. Three-fourths vest in equal monthly installments over the three years following April 27, 2007.

(6)

Under their original terms, these options vested 25% a year over four years. The vesting of the options was accelerated on December 22, 2005 and the options became fully vested on that date. The purpose of accelerating the vesting of the options was to reduce the non-cash compensation expense that would be recorded in future periods following the Company’s adoption of Statement of Financial Accounting Standards No. 123(R) Share-Based Payment, on January 1, 2006. Upon acceleration, restrictions were placed on the sale or transfer of the shares underlying these options until the earlier of (a) the date on which such options would have vested and become exercisable under the options original terms, or (b) the optionee’s death.

(7)	These options vest 20% a year on the anniversary of the date of grant over five years commencing May 2, 2007.

OPTION EXERCISES FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006

The following table sets forth information regarding options that were exercised by the NEOs during 2006:

Name	Number of shares acquired on exercise	Value realized on exercise
Jeffrey Siegel	—	$ —

Ronald Shiftan	—	—

Alan Kanter	—	—

Evan Miller	25,000	495,046

Robert McNally	59,157	1,256,277

PENSION BENEFITS

With the acquisition of the business and certain assets of Syratech Corporation, the Company assumed obligations related to an agreement that provides for retirement benefit payments to Alan Kanter, refer to Note K to the Company’s Consolidated Financial Statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. The Company does not provide any such retirement benefits to any other NEO. The following table sets forth information regarding Alan Kanter’s retirement benefit:

Name	Number of years of credited service	Present value of accumulated benefit	Payments during last fiscal year
Alan Kanter	20	$1,288,511	—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The employment agreements that the Company has entered into with each of the NEOs require the Company to provide for certain payments to these individuals in the event of termination of their employment or a change in control of the Company. The following table shows estimated payments to each of the Company's NEOs under their existing contracts for various scenarios involving a termination of employment or a change in control of the Company, assuming that each individual's employment was terminated or a change in control of the Company had occurred on December 31, 2006 and using the closing market price of the Company's Common Stock as of December 29, 2006, the last trading day prior to December 31, 2006:

Payment	Jeffrey Siegel	Ronald Shiftan	Alan Kanter	Evan Miller	Robert McNally
Upon termination as a result
of disability

Cash Severance	$ —	$ —	$168,000	$ —	$ —
Awarded but unpaid bonus	764,000	198,000	146,600	388,295	45,000
Payment from previous
employment agreement	200,000	—	—	—	—
Health and 401(k) benefits	—	—	—	—	—
Accelerated vesting of options	—	—	—	—	—
Insurance reimbursement	—	—	—	—	—
Accrued vacation	—	—	—	38,700	24,857

	$964,000	$198,000	$314,600	$426,995	$69,857

Upon termination as a result
of death

Cash Severance	$ —	$ —	$420,000	$ —	$ —
Awarded but unpaid bonus	764,000	198,000	146,600	388,295	45,000
Payment from previous
employment agreement	200,000	—	—	—	—
Health and 401(k) benefits	—	—	—	—	—
Accelerated vesting of options	—	—	—	—	—
Insurance reimbursement	—	—	—	—	—
Accrued vacation	—	—	—	38,700	24,857

	$964,000	$198,000	$566,600	$426,995	$69,857

Payment	Jeffrey Siegel	Ronald Shiftan	Alan Kanter	Evan Miller	Robert McNally
Upon termination by the
Company for cause or by the
executive without good
reason

Cash Severance	$ —	$—	$—	$ —	$ —
Awarded but unpaid bonus	—	—	—	388,295	45,000
Payment from previous
employment agreement	200,000	—	—	—	—
Health and 401(k) benefits	—	—	—	—	—
Accelerated vesting of options	—	—	—	—	—
Insurance reimbursement	—	—	—	—	—
Accrued vacation	—	—	—	38,700	24,857

	$200,000	$—	$—	$426,995	$69,857

Upon termination without cause
or by the executive for
good reason as a result of
a change in control of the
Company

Cash Severance	$3,658,897	$ 15,271	$—	$—	$—
Awarded but unpaid bonus	764,000	198,000	—	—	—
Payment from previous
employment agreement	200,000	—	—	—	—
Health and 401(k) benefits	—	55,867	—	—	—
Accelerated vesting of options	—	—	—	—	—
Insurance reimbursement	—	—	—	—	—
Accrued vacation	—	—	—	—	—

	$4,622,897	$269,138	$—	$—	$—

Payment	Jeffrey Siegel	Ronald Shiftan	Alan Kanter	Evan Miller	Robert McNally
All other involuntary terminations
or by the executive for good
reason (1)

Cash Severance	$5,685,524	$400,000	$980,000	$349,526	$274,729
Awarded but unpaid bonus	764,000	198,000	—	388,295	45,000
Payment from previous employment
agreement	200,000	—	—	—	—
Health and 401(k) benefits	116,292	55,867	19,325	—	—
Accelerated vesting of options	—	—	—	—	—
Insurance reimbursement	400,000	—	—	—	—
Accrued vacation	—	—	—	38,700	24,857

	$7,165,816	$653,867	$999,325	$776,521	$344,586

Notes:

(1)

Mr. Siegel also receives these amounts upon a termination by the Company for good reason in connection with a change in control that is initiated by him, unless the closing price of the Company’s Common Stock on the date of the change in control is at least 20% greater than the closing price of the Company’s Common Stock on January 1, 2006. Upon such termination in connection with a change in control, however, Mr. Siegel’s payments would be capped at $4,622,897 in order to entitle the Company to a deduction under Internal Revenue Code section 280G for the payments to Mr. Siegel and to prevent the imposition of excise taxes under Internal Revenue Code section 4999.

The amounts shown for each of the named executive officers do not include payments and benefits that do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all salaried employees.

Jeffrey Siegel

If prior to the expiration of the term of Jeffrey Siegel’s employment agreement, the Company terminates Mr. Siegel’s employment for reasons other than death, disability or cause or Mr. Siegel resigns from his employment for good reason (herein defined as “Involuntary Termination”), Mr. Siegel is entitled to receive a severance payment. The severance payment is equal to one-thirty-six of Mr. Siegel’s prior three years’ total of salary and 2.5% EIBIT Bonus, multiplied by the number of months remaining in the term of his employment agreement. The severance payment is payable as follows: (i) a lump sum payment equal to the lesser of (a) the severance payment, and (b) an amount equal to the change in control severance (as described below), no later than thirty days after the date of the termination of employment, and if the Company has not within ninety days executed a definitive agreement to enter into a transaction the consummation of which would result in a Change in Control (as defined below) of the Company, the balance of the severance payment no later than ninety days after the date of the termination of employment. In addition to the severance payment, all of Mr. Siegel’s then-outstanding stock options would be immediately vested and exercisable upon Involuntary Termination. In the event of Mr. Siegel’s Involuntary Termination, he will also continue to participate on the same terms and conditions as are in effect immediately prior to his termination or resignation and at the Company’s expense in the Company’s health and medical plans until the end of the term of his employment agreement. In the event of Mr. Siegel’s death following his Involuntary Termination, but prior to the payment of his severance, the severance payment will be paid to Mr. Siegel’s beneficiary.

If the Company, within 90 days of the Involuntary Termination, executes a definitive agreement to enter into a transaction the consummation of which would result in a change in control of the Company and such transaction is actually consummated, Mr. Siegel will receive a change in control severance payment. For purposes of Mr. Siegel’s employment agreement, Change in Control means: (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s issued shares or securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (iii) a change in the composition of the Board of Directors of the Company, as a result of which fewer than 40% of the incumbent directors are directors who had been directors of the Company on the date twenty-four months prior to the date of the event that may constitute a change in control (for example, the current Board has eight directors, a change of five incumbent directors shall constitute a Change in Control); (iv) any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s issued and outstanding shares.

If the Company undergoes a Change in Control, that was initiated, either directly or indirectly by Mr. Siegel and either (x) Mr. Siegel’s employment is thereafter terminated under circumstances that would constitute an Involuntary Termination or (y) Mr. Siegel undergoes an Involuntary Termination and within 90 days of the Involuntary Termination, the Company executes a definitive agreement to enter into a transaction the consummation of which would result in a Change in Control and such transaction is actually consummated, the termination of Mr. Siegel’s employment shall be treated as an Involuntary Termination. However, the preceding sentence will not apply in the event that the closing price of the Company’s Common Stock on the date of the Change in Control is at least 20% greater than the closing price of the Company’s Common Stock on January 1, 2006, the effective date of Mr. Siegel’s employment agreement.

If Mr. Siegel is entitled to receive a Change in Control severance payment, the Company will pay as severance to Mr. Siegel, not later than thirty days following the date of termination, a lump sum severance payment equal to 2.99 times the average of the annual compensation which was payable to Mr. Siegel by the Company and includible in Mr. Siegel’s gross income for Federal income tax purposes for the most recent five taxable years ending before the date on which the change in control occurs. Mr. Siegel’s annual compensation for the purpose of calculating this severance payment includes every type and form of compensation includible in Mr. Siegel’s gross income, including bonuses of any type and compensation income recognized as a result of Mr. Siegel’s exercise of stock options. In the event of Mr. Siegel’s death following a Change in Control, but prior to the payment of the Change in Control severance payment, the change in control severance payment will be paid to Mr. Siegel’s beneficiary.

Ronald Shiftan

If, prior to the expiration of the term of Ronald Shiftan’s employment agreement, the Company terminates Mr. Shiftan’s employment for any reason other than death, disability or cause or Mr. Shiftan resigns from his employment for good reason (hereinafter referred to as an “Involuntary Termination”), Mr. Shiftan is entitled to a lump sum severance payment equal to the lesser of $400,000 or his salary remaining to the end of the term of the employment agreement, plus any annual cash bonus as determined in accordance with his employment agreement to the date of his Involuntary Termination. In addition to the severance payment, all of Mr. Shiftan’s then-outstanding stock options would be immediately vested and exercisable upon Involuntary Termination. In the event of Mr. Shiftan’s Involuntary Termination, he will also continue to participate on the same terms and conditions as are in effect immediately prior to his termination or resignation and at the Company’s expense in the Company’s health and medical plans until the end of the term of his employment agreement. In the event of Mr. Shiftan’s death following his Involuntary Termination, but prior to the payment of his severance, the severance payment will be paid to Mr. Shiftan’s beneficiary.

If during the term of Mr. Shiftan’s employment agreement, the Company undergoes a Change in Control (as defined below) and such transaction is actually consummated, all of Mr. Shiftan’s then-outstanding stock options shall be immediately vested and exercisable and Mr. Shiftan will receive a Change in Control severance payment equal to the lesser of 2.99 times the average of Mr. Shiftan’s annual cash bonus and salary for the three years immediately preceding the change in control, or 1% of the Company’s market capitalization (the closing price of the Company’s Common Stock on the date the Change in Control is effected, multiplied by the number of shares of the Company’s Common Stock issued and outstanding on that date) in excess of $220,000,000, up to a maximum amount of $2,500,000. For purposes of Mr. Shiftan’s employment agreement, Change in Control means: (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s issued shares or securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (iii) a change in the composition of the Board of Directors of the Company, as a result of which fewer than 50% of the incumbent directors are directors who had been directors of the Company on the date twenty-four months prior to the date of the event that may constitute a change in control (for example, the current Board has eight directors, a change of five incumbent directors shall constitute a change in control); (iv) any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s issued and outstanding shares. In the event of Mr. Shiftan’s death following a Change in Control, but prior to the payment of the Change in Control severance payment, the change in control severance payment will be paid to Mr. Shiftan’s beneficiary.

Alan Kanter

If, prior to the expiration of the term of Alan Kanter’s employment agreement, the Company terminates Mr. Kanter’s employment without cause or there is a diminution of Mr. Kanter’s duties and responsibilities, Mr. Kanter will receive, as severance compensation, his base salary at the rate in effect on the date of termination, until the later to occur of: (i) one year following the effective date of any such termination; or (ii) the remainder of the term of Mr. Kanter’s employment agreement. In addition Mr. Kanter, will also continue to participate on the same terms and conditions as are in effect immediately prior to his termination or resignation and at the Company’s expense in the Company’s health and medical plans until the first anniversary of his termination. If during the term of his employment agreement, Mr. Kanter becomes disabled so that he is unable to substantially perform his services to the Company for six consecutive months, his employment term may be terminated. In the event Mr. Kanter’s employment term is terminated as a result of disability, the Company will pay Mr. Kanter until the first anniversary of his termination not less than 40% of Mr. Kanter’s base salary. Mr. Kanter will also receive any bonus accrued. If Mr. Kanter dies during the term of his employment agreement, his surviving spouse, if any, is entitled to receive Mr. Kanter’s base salary to the last day of the twelfth month next following the month in which his death occurs. Mr. Kanter’s spouse will also receive any bonus accrued.

Evan Miller

If, prior to the expiration of the term of Evan Miller’s employment agreement, the Company terminates Mr. Miller’s employment for any reason other than death, disability or cause, or fails to renew Mr. Miller’s employment agreement with no grounds for termination or Mr. Miller resigns for good reason, the Company will pay Mr. Miller severance equal to his base salary for one year. Upon any termination event Mr. Miller will receive any bonus he has accrued and accrued but unused vacation.

Robert McNally

If, prior to the expiration of the term of Robert McNally’s employment agreement, the Company terminates Mr. McNally’s employment for any reason other than death, disability or cause, or fails to renew Mr. McNally’s employment agreement with no grounds for termination, or Mr. McNally resigns for good reason, the Company will pay Mr. McNally severance equal to his base salary for one year. Upon any termination event Mr. McNally will receive any bonus he has accrued and accrued but unused vacation.

DIRECTOR COMPENSATION

The following table sets forth compensation paid to the Company’s independent directors for 2006:

Name	Fees earned or paid in cash	Stock awards (2)	Total
Howard Bernstein (1)	$44,333	$20,000	$64,333

Fiona Dias	17,500	15,000	32,500

Michael Jeary	50,501	20,000	70,501

Sheldon Misher	51,001	20,000	71,001

Cherrie Nanninga	50,451	20,000	70,451

William Westerfield	59,001	20,000	79,001

Notes:

(1)	Mr. Bernstein resigned from the Board of Directors effective February 1, 2007.

(2)	Consists of restricted stock awards valued at the closing market price of the Company's Common Stock on the date of grant.

The following table sets forth the aggregate number of restricted shares and stock options held by each independent director at December 31, 2006:

Name	Restricted Shares	Stock Options
Howard Bernstein (1)	448	1,000

Fiona Dias	520	—

Michael Jeary	448	—

Sheldon Misher	448	5,000

Cherrie Nanninga	448	6,000

William Westerfield	448	5,000

Note:

(1)     Mr. Bernstein resigned from the Board of Directors effective February 1, 2007.

The table of Security Ownership of Certain Beneficial Owners and Management sets forth the beneficial ownership of each director of the Company’s Common Stock at April 23, 2007.

Fees paid to the independent directors of the Company are based on the following schedule:

Board of Directors Annual Retainer:
Cash	$25,000
Restricted Common Stock	20,000

Total	$45,000

Annual Retainer for Committee Chairs:
Audit Committee	$20,000
Compensation Committee	5,000
Governance Committee	5,000

Annual Retainer for Committee members:	$2,000

Fees for each meeting attended:
Board of Directors meetings	$2,000
Committee meetings	500

Limitation on Directors and Officers Liability

The Company’s Second Restated Certificate of Incorporation contains a provision which eliminates the personal liability of a director for monetary damages other than for breaches of the director’s duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or, violations under Section 174 of the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit.

The Company has entered into indemnification agreements with each of its officers and directors which provide that the Company will indemnify the indemnitee against expenses, including reasonable attorney’s fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any civil or criminal action or administrative proceeding arising out of the performance of his or her duties as an officer, director, employee or agent of the Company. Such indemnification is available if the acts of the indemnitee were in good faith, if the indemnitee acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful.

The Company maintains directors and officers liability insurance policies with Illinois National Insurance Company, Federal Insurance Company and St. Paul Insurance Company. The policies insure the directors and officers of the Company against loss arising from certain claims made against such directors or officers by reason of certain wrongful acts.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain relatives of Jeffrey Siegel, the Chairman of the Company’s Board of Directors, Chief Executive Officer and President and the beneficial owner of 9.79% of the outstanding shares of the Company’s Common Stock, are employed by the Company or are retained by the Company to render services on behalf of it.

The compensation amounts as set forth below consist of salary and bonus.

Craig Phillips, a cousin of Jeffrey Siegel, is employed by the Company as Senior Vice-President—Distribution and Secretary and is a Director. His compensation in 2006 was $300,286.

Daniel Siegel, a son of Jeffrey Siegel, is employed by the Company as Executive Vice-President—Sales. His compensation in 2006 was $364,735.

James Wells, a son-in-law of Jeffrey Siegel and the husband of Tracy Wells, is employed by the Company as Executive Vice-President—Sales. His compensation in 2006 was $486,367.

Clifford Siegel, a son of Jeffrey Siegel, is employed by the Company as Senior Vice-President—Global Supply Chain Management. His total compensation in 2006 was $265,000.

Tracy Wells, a daughter of Jeffrey Siegel and the wife of James Wells, from time-to-time provides legal services to the Company’s outlet stores division. She was paid a total of $55,300 in legal fees during 2006.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Company, the SEC, and the National Association of Securities Dealers initial reports of ownership and reports of changes in ownership of any equity securities of the Company. During Fiscal 2006, to the best of the Company’s knowledge, with the exception of Form 4 filings for Howard Bernstein, Michael Jeary, Sheldon Misher, Cherrie Nanninga and William Westerfield that were required to be filed on August 3, 2006 that were filed on August 15, 2006, all required reports were filed on a timely basis. In making this statement, the Company has relied on the written representations of its directors and executive officers and copies of Forms 3, 4 and 5 provided to the Company.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed the firm of Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2007. Ernst & Young has audited the Company’s financial statements since 1984.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.

In addition to rendering audit services during 2006 and 2005, Ernst & Young performed non-audit services for the Company. The following table sets forth fees paid to Ernst & Young for services provided in the years ended December 31, 2006 and 2005:

	2006	2005

Audit fees	$1,316,002	$837,066
Audit related fees	375,144	121,000
Tax preparation and consulting service fees	201,040	88,000
All other fees	6,354	1,629

Total	$1,898,540	$1,047,695

Audit fees

Included in 2006 audit fees are fees paid to Ernst & Young for Sarbanes-Oxley compliance, the Company’s private placement of Convertible Notes, the Company’s registration statement on Form S-3 filed with the SEC in connection with the Company’s private placement of Convertible Notes, the Company’s Form 8-K/A filed with the SEC in connection with the acquisition of Syratech Corporation and for assistance related to a comment letter received from the SEC.

Included in 2005 audit fees are fees paid to Ernst & Young for Sarbanes-Oxley compliance, the Company’s registration statement on Form S-3 filed with the SEC in connection with the Company’s public stock offering and the Company’s Form 8-K/A filed with the SEC in connection with the acquisition of The Pfaltzgraff Co.

Audit related fees

2006 audit related fees include fees paid to Ernst & Young for the audit of the Company’s 401(k) plan and due diligence procedures performed in connection with the Company’s acquisition of Syratech Corporation.

2005 audit related fees include fees paid to Ernst & Young for the audit of the Company’s 401(k) plan and for due diligence procedures performed in connection with the Company’s acquisition of The Pfaltzgraff Co.

All other fees

All other fees consist of fees paid to Ernst & Young for access to Ernst & Young’s online accounting research tool.

In making its appointment, the Audit Committee reviewed past audit, audit related and other non-audit services performed during 2006. In selecting Ernst & Young, the Audit Committee carefully considered their independence. The Audit Committee has determined that the performance of such non-audit services did not impair the independence of Ernst & Young.

Ernst & Young has confirmed to the Audit Committee that it is in compliance with all rules, standards and policies of the Independence Standards Board and the SEC governing auditor independence.

If the stockholders do not ratify this appointment the Audit Committee will reconsider the appointment.

Representatives of Ernst & Young are expected to be present at the Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions of stockholders.

The Audit Committee recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young.

STOCKHOLDER PROPOSALS

A stockholder proposal intended to be presented at the Company’s 2008 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before January 7, 2008, to be included in the Company’s proxy statement and proxy relating to that meeting.

OTHER MATTERS

The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Financial statements for the Company are included in the Annual Report of the Company for the fiscal year ended December 31, 2006, which accompanies this Proxy Statement.

Upon the written request of any person who on the record date was a record owner of Common Stock of the Company, or who represents in good faith that he or she was on such date a beneficial owner of Common Stock of the Company, the Company will send to such person, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including financial statements and schedules, as filed with the SEC. Requests for this report should be directed to Robert McNally, Chief Financial Officer, Vice-President—Finance and Treasurer, Lifetime Brands, Inc., 1000 Stewart Avenue, Garden City, New York 11530.

By Order of the Board of Directors,

Craig Phillips, Secretary

Dated: April 27, 2007

Appendix A

LIFETIME BRANDS, INC.

COMPENSATION COMMITTEE CHARTER

This Charter governs the operations of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Lifetime Brands, Inc. (the “Company”). The Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval. This Charter may be amended only by the affirmative vote of the Board.

Organization

The Committee shall be appointed by the Board and shall comprise at least two directors, each of whom is “independent,” as defined by the United States Securities and Exchange Commission and The NASDAQ Stock Market, Inc. Members of the Committee may be removed at any time by the Board in its discretion.

Meetings

The Committee shall meet as often as it deems necessary to fulfill its responsibilities and shall report to the Board following each meeting. The Committee may delegate any of its responsibilities to one or more subcommittees, each of which shall be composed of two or more members, as the Committee may deem appropriate.

Purpose

The purpose of the Committee shall be to assist the Board in discharging its overall responsibilities relating to executive compensation.

Responsibilities and processes

The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The following shall be the principal duties and responsibilities of the Committee and are set forth as a guide, with the understanding that the Committee may supplement them as appropriate:

•	The Committee shall review and approve compensation principles that apply generally to the Company’s employees.

•	The Committee shall establish and review corporate goals and objectives relevant to the compensation of the Chief Executive Officer and the Chief Operating Officer of the Company, evaluate their performance in light of the established goals and objectives and approve their annual compensation.

•	The Committee shall review the corporate goals and objectives established by the Chief Executive Officer and the Chief Operating Officer of the Company relevant to the compensation of the other executive officers of the Company and review and, based primarily on the evaluations and recommendations of the Chief Executive Officer and the Chief Operating Officer of the Company of the performance of such executive officers in light of the established goals and objectives, approve their annual compensation.

•	The Committee shall review the evaluation process and compensation structure for the other members of the senior management of the Company and provide oversight regarding management’s decisions concerning the performance and compensation of such senior management.

•	The Committee shall review the compensation of the Board in relation to other United States corporations of similar size and make recommendations to the Board regarding changes in Board compensation, as the Committee deems appropriate.

•	The Committee shall administer the Company's 2000 Incentive Bonus Compensation Plan.

•	The Committee shall administer the Company’s 2000 Long-Term Incentive Plan.

•	The Committee shall have the authority to retain, at the Company’s expense, a compensation-consulting firm(s) to assist the Committee in its evaluation of director or executive compensation, and any legal and other advisors that it deems necessary for the fulfillment of its responsibilities, including the sole authority to approve fees and other retention terms of such firm(s) and other advisors.

•	The Committee shall prepare the Report on Executive Compensation of the Committee to be included in the Company’s annual proxy statement, as required by the Securities and Exchange Commission.

•	The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

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▼ DETACH PROXY CARD HERE ▼

Please Mark, Sign, Date, and Return the Proxy Promptly Using the Enclosed Envelope.

☒ **Votes MUST be indicated (x) in Black or Blue ink.**

1. ELECTION OF DIRECTORS:

FOR all nominees listed below ☐ **WITHHOLD AUTHORITY** to vote for all nominees listed below ☐ ***EXCEPTIONS** ☐

Nominees: Jeffrey Siegel, Ronald Shiftan, Craig Phillips, Fiona Dias, Michael Jeary, Sheldon Misher, Cherrie Nanninga and William Westerfield

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name on the space provided below.)

*Exceptions ______________________________

	FOR	AGAINST	ABSTAIN
2. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

To change your address, please mark this box. ☐

To include any comments, please mark this box. ☐

SCAN LINE

(Please sign proxy as name appears on corporate records. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.)

Date ______ Share Owner sign here ______________ Co-Owner sign here ______________

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PROXY

LIFETIME BRANDS, INC.

This Proxy is solicited on behalf of the Board of Directors

Jeffrey Siegel and Ronald Shiftan and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution to vote and act as proxy with respect to all shares of Common Stock, $.01 par value, of LIFETIME BRANDS, INC. standing in the name of the undersigned on the Company's books at the close of business on April 23, 2007, at the Annual Meeting of Stockholders to be held at 1000 Stewart Avenue, Garden City, NY, 11530, at 10:30 A.M., local time, on June 7, 2007, or at any adjournment(s) or postponement(s) thereof, as follows on the reverse side.

The powers hereby granted may be exercised by any of said attorneys or proxies or their substitutes present and acting at the above-described Annual Meeting of Stockholders or any adjournment(s) thereof. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

(Continued and to be signed on reverse side)